                                                                    EXHIBIT 11.1



                        RDO EQUIPMENT CO. AND AFFILIATE



                       COMPUTATION OF PER SHARE EARNINGS



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
                                                               HISTORICAL                      PRO FORMA
                                                          FINANCIAL STATEMENTS            FINANCIAL STATEMENTS
                                                     ------------------------------  ------------------------------
                                                                      NINE MONTHS                     NINE MONTHS
                                                                         ENDED                           ENDED
                                                      YEAR ENDED      OCTOBER 31,     YEAR ENDED      OCTOBER 31,
                                                     JAN 31, 1996        1996        JAN 31, 1996        1996
                                                     -------------  ---------------  -------------  ---------------
Pro forma net income...............................    $   4,841       $   5,900       $   7,946       $   8,342
                                                          ------          ------          ------          ------
                                                          ------          ------          ------          ------

Weighted average number of common shares
 outstanding.......................................        8,370           8,355           8,370           8,355

Dilutive effect of shares needed to be issued to
 finance $15 million distribution of accumulated S
 corporation net income............................        1,059           1,059           1,059           1,059

Dilutive effect of shares needed to be issued to
 finance debt and floor plan financing reduction...       --              --               3,141           3,141
                                                          ------          ------          ------          ------

Weighted average number of common shares
 outstanding.......................................        9,429           9,414          12,570          12,555
                                                          ------          ------          ------          ------
                                                          ------          ------          ------          ------

Pro forma net income per common share..............    $     .51       $     .63       $     .63       $     .66
                                                          ------          ------          ------          ------
                                                          ------          ------          ------          ------
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